July 21, 2006

Akeena Solar, Inc.
605 University Avenue
Los Gatos, CA 95032

Ladies and Gentlemen:

This letter shall set forth our agreement ("Agreement") with respect to the non-exclusive services to be provided by Westminster Securities Corp.
("Westminster") to Akeena Solar, Inc. (the "Company"), In connection with the
Company's desire to raise up to $2.5 million from the sale of its equity securities ("Transaction"), upon terms and conditions proposed by or agreeable to the Company. Westminster will endeavor to introduce to the Company, in writing (via email, facsimile, or hard copy letter), individuals or entities that are "accredited investors" as defined in Rule 501(a) of the Securities Act of 1933 and who may have an Interest in investing in the Transaction (such
Introduced persons, together with their affiliated employees, funds and management companies, "Investors"). For clarity, "Investors" shall only include such Investors introduced by Westminster and shall not include any persons completing any Transaction with the Company who are not investors. We hereby agree as follows:

1. Services. Westminster shall use reasonable efforts to introduce to the
Company potential investors. The Company agrees to pay Westminster the fees set forth in Paragraph 2 with respect to a Transaction entered into with any investor (a "Completed Transaction"). Westminster represents that:

(i) It will introduce to the Company only to accredited investors who reside in states where Westminster is registered as a broker-dealer.

(ii) It is a member in good standing of the National Association of Securities
Dealers, Inc. and a registered broker-dealer with the Securities and Exchange
Commission.

(iii) It has the power and authority to enter Agreement, and that the Agreement will be binding and enforceable against it in accordance with its terms, subject to bankruptcy laws and other laws applicable to the enforcement of creditors'
rights generally.

2. Compensation. As compensation for the assistance described above, the Company agrees to pay to Westminster, with respect to any Completed Transaction and upon each closing thereof, an amount equal to:

(i) Six percent (6%) of all gross cash proceeds received by the Company from any
Investors WESTMINSTER INTRODUCES in a Completed Transaction; and

(ii) Warrants to purchase six percent (6%) of the total number of shares of common stock issued and issuable to Investors WHOM WESTMINSTER INTRODUCES in a
Completed Transaction (including common stock underlying warrants and convertible securities). exercisable at the price paid by the Investors for the common stock and expiring on the third anniversary of the issuance of the warrants.

Such compensation shall be due and payable with respect to any Investor introduced by Westminster in a Completed Transaction during the term hereof or for up to twenty four (24) months following termination, completion or abandonment of the Transaction. Notwithstanding anything to the contrary contained herein, the Company shall have the sole and absolute discretion to accept or not accept, in whole or in part, any subscriptions.

3. Term. This retention of Westminster by the Company hereunder shall commence on the date hereof and shall continue until terminated by either party immediately upon written notice to the other or, if earlier, the completion, termination or abandonment of the Transaction, subject to the survival of
Section 2 for the period described therein and the survival of Section 5.

4. Independent Contractor. Westminster shall at all times act as and be an independent contractor, and in no event shall either Westminster or any of its employees, agents or representatives be deemed to be an employee, agent or representative of the Company. Westminster shall have no authority to bind the
Company to any obligation, express or implied.

5. Indemnification. The Company shall indemnify Westminster and its agents and hold them harmless from and against any and all losses, claims, damages, actions, expenses (including without limitation reasonable attorneys' fees and disbursements) and liabilities (collectively, "Claims") arising in any manner out of or in connection with statements made in the written materials provided by the Company to investors, directly or indirectly, except to the extent the claims are caused by the gross negligence or willful misconduct of Westminster or its agents.

6. Non-Circumvention. Westminster and the Company hereby represent, warrant and covenant that neither party will directly or indirectly interfere with, seek to terminate, limit, circumvent or otherwise damage or alter in any respect the relationship, rights, duties and obligations of the Parties established hereby or the interests of the Parties created hereby, and the Company represents that it will not seek to arrange any transaction involving the Investor(s) which is similar to the Transaction contemplated hereby other than pursuant to the terms hereof to the benefit of all.

7. Miscellaneous. This Agreement constitutes the entire agreement of the parties pertaining to the subject matter hereof, and the parties have made no agreements, representations or warranties relating to the subject matter of this
Agreement that are not set forth herein. This Agreement may not be modified or amended in any manner except by an instrument in writing signed by each of the parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any other breach by such party of a provision of this Agreement. Neither party may assign its rights or obligations hereunder. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. In the event that any controversy or claim arising out of this Agreement cannot be settled by the parties hereto, such controversy or claim may be settled by arbitration in accordance with the then current rules of the American Arbitration Association, in the State of New York,
and judgment upon the award may be entered into any court having jurisdiction thereof. The prevailing party shall be reimbursed by the nonprevailing party for all reasonable attorney's fees and costs (including all arbitration costs)
incurred by the prevailing party in resolving any such dispute. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

if the foregoing represents our agreement, please sign below where indicated and return to me. We look forward to assisting you in this matter.

Sincerely,

WESTMINSTER SECURITIES CORP.

By: /s/ John P. O'Shea
    ---------------------------------
John P. O'Shea
President/CEO

APPROVED AND ACCEPTED THIS
24 DAY OF July, 2006:

AKEENA SOLAR INC.

By: /s/ Barry Cinnamon
    ---------------------------------
    Name: Illegible
    Title: CEO